As filed with the Securities and Exchange Commission on December 3, 1997

                                                 Registration No. 333-________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           _________________________


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           _________________________


                            THE WARNACO GROUP, INC.


            (Exact name of registrant as specified in its charter)
                           _________________________

              Delaware                                        95-4032739

  (State or other jurisdiction of                          (I.R.S. Employer

   incorporation or organization)                        Identification No.)

                                  90 Park Avenue

                             New York, New York 10016

                                  (212) 661-1300

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            _________________________


                           Stanley P. Silverstein, Esq.
                  Vice President, General Counsel and Secretary

                             The Warnaco Group, Inc.

                                  90 Park Avenue

                             New York, New York 10016
                                  (212) 661-1300

                (Name, address, including zip code, and telephone

                number, including area code, of agent for service)
                            _________________________


                                    Copies to:
                              Robert E. Spatt, Esq.

                            Simpson Thacher & Bartlett

                               425 Lexington Avenue

                          New York, New York 10017-3909

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. / / _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           _________________________

                        CALCULATION OF REGISTRATION FEE


                                               Proposed Maximum     Proposed Maximum          Amount of
     Title of Shares           Amount to       Aggregate Price          Aggregate           Registration
     To Be Registered        Be Registered       Per Unit<F1>      Offering Price<F1>            Fee
Class A Common Stock, par  5,340,773 shares         $29.59            $152,692,701             $45,045
value $.01



<F1> Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.



                           _________________________


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

_______________________________________________________________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
_______________________________________________________________________________


                 Subject to Completion, dated December 3, 1997


PROSPECTUS

                            The Warnaco Group, Inc.



                    5,340,773 Shares of Class A Common Stock
                            Par Value $.01 Per Share


                           _________________________




     This Prospectus relates to an aggregate of 5,340,773 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of The Warnaco Group, Inc., a Delaware corporation ("Warnaco"). All of the Common Stock offered hereby may be sold from time to time by and for the account of the Selling Stockholders named in this Prospectus (the "Selling Stockholders"). See "Selling Stockholders" herein.

     The methods of sale of the Common Stock offered hereby, and a description of certain restrictions on sales by the Selling Stockholders of such Common Stock, are described under the heading "Plan of Distribution." Warnaco will receive none of the proceeds from such sales. Warnaco will pay all registration expenses (other than legal fees of the Selling Stockholders, underwriting discounts and commissions, selling or placement agent or broker fees and commissions, and transfer taxes, all of which will be paid by the Selling Stockholders) incurred in connection with the offering described in this Prospectus.

     The Selling Stockholders and any broker-dealers that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the Securities Act. Upon Warnaco's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, disclosing among other things the names of such brokers and dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

     The Common Stock of Warnaco is listed on the New York Stock Exchange (Symbol: WAC). On December 2, 1997, the closing price of the Common Stock was $30 15/16 per share.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           _________________________


               The date of this Prospectus is December ___, 1997.

                             AVAILABLE INFORMATION

     Warnaco is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Warnaco may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at regional offices of the Commission at the Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Warnaco's Common Stock is listed. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus is a part. For further information with respect to Warnaco and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; and while Warnaco believes the descriptions of the material provisions of such contracts, agreements and other documents contained in this Prospectus are accurate summaries of such material provisions, reference is made to such contract, agreement or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Warnaco hereby incorporates by reference in this Prospectus the following documents previously filed with the Commission pursuant to the Exchange Act: (i) Annual Report of Warnaco on Form 10-K for the fiscal year ended January 4, 1997; (ii) Quarterly Reports of Warnaco on Form 10-Q for the fiscal quarters ended April 5, 1997, July 5, 1997 and October 4, 1997; (iii) Current Reports of Warnaco on Form 8-K filed on October 3, 1997, October 21, 1997, and November 24, 1997; and (iv) Schedule 14A Proxy Statement of Warnaco filed on November 19, 1997.

     Each document filed by Warnaco pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Warnaco will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents that are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to The Warnaco Group, Inc., Attn: Secretary, 90 Park Avenue, New York, New York 10016, telephone (212) 661-1300.

                                  THE COMPANY

     Warnaco was organized in Delaware in 1986. Warnaco and its subsidiaries design, manufacture and market a broad line of women's intimate apparel, such as bras, panties and sleepwear, and men's sportswear, underwear and accessories, all of which are sold under such internationally recognized owned and licensed brand names as Warner's (Registered Trademark), Olga (Registered Trademark), Lejaby (Registered Trademark), Valentino Intimo (Registered Trademark) and Chaps by Ralph Lauren (Registered Trademark). Warnaco owns the trademark worldwide for Calvin Klein (Registered Trademark) men's and women's underwear and sleepwear and licenses the Calvin Klein trademarks worldwide for men's accessories.

     On or about December 12, 1997, Warnaco completed a merger, which resulted in Designer Holdings Ltd., a Delaware corporation ("Designer Holdings"), becoming a wholly-owned subsidiary of Warnaco. Designer Holdings develops, manufactures and markets designer jeanswear and sportswear for men, women, juniors and petites, and has a 40-year extendable license from Calvin Klein, Inc. to develop, manufacture and market designer jeanswear and sportswear collections in North, South and Central America under the Calvin Klein Jeans (Registered Trademark), CK/Calvin Klein Jeans (Registered Trademark) and CK/Calvin Klein/Khakis (Registered Trademark) labels.

     Warnaco's principal executive offices are located at 90 Park Avenue, New York, New York 10016, and Warnaco's telephone number is (212) 661-1300.


                                USE OF PROCEEDS

     Warnaco will not receive any of the proceeds from the sale of the Common Stock offered by the Selling Stockholders.

                             SELLING STOCKHOLDERS


     Warnaco's Common Stock to which this Prospectus relates is being offered by the Selling Stockholders. On or about December 12, 1997, WAC Acquisition Corporation ("WAC"), a wholly owned subsidiary of Warnaco, was merged (the "Merger") with and into Designer Holdings pursuant to an Agreement and Plan of Merger dated as of September 25, 1997 (the "Merger Agreement"), among Warnaco, WAC and Designer Holdings. In connection with the Merger, Warnaco entered into a Stock Exchange Agreement dated as of September 25, 1997 (the "Exchange Agreement"), among Warnaco, New Rio, L.L.C. and the members of New Rio, L.L.C. signatory thereto, pursuant to which, on October 14, 1997, Warnaco acquired 51.3% of the stock of Designer Holdings in exchange for shares of Common Stock (the "Exchange"). An aggregate of 5,340,773 shares of Common Stock were issued to the Selling Stockholders in the Exchange, and all such shares are being offered hereby. For a description of certain restrictions on sales by the Selling Stockholders see "Plan of Distribution -- Certain Restrictions on Sales by the Selling Stockholders".

     The following table states the number of shares of the outstanding Common Stock of Warnaco owned by the Selling Stockholders as of December 1, 1997, the number of such shares which may be sold for the account of the Selling Stockholders, and the number of such shares that will be owned by the Selling Stockholders assuming the sale of all the shares offered hereby.



                                                        Number of Shares      Number of Shares
                                  Number of Shares       of Common Stock      of Common Stock
     Selling Stockholder       of Common Stock Owned       to be Sold         Owned After Sale
-----------------------------  ---------------------   -------------------  -------------------

New Rio, L.L.C. . . . . . . .       5,267,752             5,267,752                     0
Covino Denim Partners . . . .          73,021                73,021                     0


____________________






                     DESCRIPTION OF WARNACO CAPITAL STOCK

     The summary of the terms of the capital stock of Warnaco set forth below is qualified by reference to the restated certificate of incorporation, as amended, of Warnaco (the "Warnaco Charter") and the bylaws of Warnaco (the "Warnaco Bylaws").

Authorized Capital Stock

     Under the Warnaco Charter, Warnaco's authorized capital stock consists of 130,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Warnaco Common Stock

     As of December 1, 1997, 57,384,721 shares of Common Stock were issued and outstanding. In addition, 807,963 shares of Common Stock were held in the treasury of Warnaco, and 8,457,877 shares of Common Stock were reserved for issuance pursuant to the Employee Stock Plan, the 1993 Stock Plan for Non-Employee Directors and the Amended and Restated 1993 Stock Plan.

     The holders of Common Stock are entitled to receive ratably, from funds legally available for the payment therefor, dividends when and as declared by resolution of the Warnaco Board, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the Warnaco Board. In the event of liquidation, each share of Common Stock is entitled to share pro rata in any distribution of Warnaco's assets after payment or providing for the payment of liabilities and any liquidation preference of any preferred stock authorized and issued by the Warnaco Board. Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on the applicable record date on all matters submitted to a vote of stockholders, including the election of directors.

     Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption rights or sinking fund provisions with respect to Common Stock. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.


Warnaco Preferred Stock

     As of December 1, 1997, no shares of preferred stock were issued or outstanding. Under the Warnaco Charter, the Warnaco Board has the authority, without further stockholder approval, to create one or more series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Pursuant to this authority, the Warnaco Board could create and issue a series of preferred stock with rights, privileges or restrictions, and adopt a stockholder rights plan, having the effect of discriminating against an existing or prospective holder of such securities as a result of such security holder beneficially owning or commencing a tender offer for a substantial amount of Common Stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Warnaco by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Warnaco's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Warnaco without any further action by the stockholders of Warnaco. Warnaco has no present intention to adopt a shareholder rights plan, but could do so without shareholder approval at any future time.

Transfer Agent and Registrar

     ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Common Stock.


                             PLAN OF DISTRIBUTION

     Warnaco has been advised that the distribution of the Common Stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the New York Stock Exchange or such other national security exchanges on which Warnaco's Common Stock is listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers and such broker-dealers will receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the Common Stock for whom they may act as agent (which discounts or commissions from the Selling Stockholders or such purchasers will not exceed those customary in the type of transactions involved).

     Any broker-dealers that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the Common Stock by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

     Upon Warnaco's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker or dealer for the sale of the Common Stock through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the names of such broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commission paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and
(f) other facts material to the transaction.

Certain Restrictions on Sales by the Selling Stockholders

     Under the Exchange Agreement, the Selling Stockholders have agreed, among other things, not to offer, sell, transfer or otherwise dispose of any shares of the Common Stock until the earlier of (i) such time at or after the effective time of the Merger that is no earlier than the time when the holders of Designer Holdings' common stock can sell their shares of Common Stock issued in to the Merger (without giving effect to any restrictions under applicable securities laws) and (ii) the termination of the Merger Agreement in accordance with its terms (such earlier time the "Release Date"). The Selling Stockholders have also agreed not to sell, transfer or otherwise dispose of more than 80% of the shares of Common Stock owned by them in the aggregate for a period of one year following the effective time of the Merger, subject to certain limited exceptions.

     In connection with the proposed settlement of certain stockholder litigation naming as defendants Designer Holdings, its board of directors, New Rio, L.L.C. and Warnaco, Charterhouse Equity Partners II, L.P. ("CEP II"), which beneficially owns 2,602,951 shares of Warnaco's Common Stock, has agreed that during the 14-day period following the Release Date, but in no event extending past December 31, 1997, it will not sell, transfer or otherwise dispose of any shares of Common Stock unless the closing price for the Common Stock on the New York Stock Exchange Composite Transactions Tape (the "Tape") on any day within such 14-day period is more than 15% above or below such closing price on the trading day immediately preceding the effective time of the Merger. Based on the closing price on the Tape of $_______ on December __, 1997, CEP II may not sell shares of Warnaco's Common Stock unless the closing price on the Tape is greater than $______ or less than $_______ during such 14-day period. It is expected that the Release Date will be on or about December 12, 1997.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Common Stock covered by this Prospectus are being passed upon by Simpson Thacher & Bartlett, New York, New York, special counsel to Warnaco.

                                    EXPERTS

     The consolidated financial statements of The Warnaco Group, Inc. and its subsidiaries incorporated in this Registration Statement on Form S-3 by reference to its Annual Report on Form 10-K for the year ended January 4, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, as of and for each of the two years in the period ended January 4, 1997, and the report of Ernst & Young LLP, independent auditors, for the one year period ended January 7, 1995, given on the authority of said firms as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses payable by Warnaco in connection with the offering described in this Registration Statement are as follows:

Registration Fee  . . . . . . . . . . . . . . . . . . . .      $ 45,045
Legal fees and expenses . . . . . . . . . . . . . . . . .        25,000
Accounting fees and expenses  . . . . . . . . . . . . . .         5,000
Printing and duplicating expenses . . . . . . . . . . . .           500
Miscellaneous expenses  . . . . . . . . . . . . . . . . .         1,000
                                                                --------
   Total  . . . . . . . . . . . . . . . . . . . . . . . .      $ 76,545
                                                                ========



Item 15. Indemnification of Directors and Officers.

     Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Warnaco is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Article Sixth of the Warnaco Charter contains a provision, permitted by
Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duties as a director. The DGCL and the Warnaco Charter provide that such provision does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to Warnaco or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit.

     Article VIII of the Warnaco Bylaws provides that Warnaco must indemnify directors and officers to the fullest extent permitted by the DGCL.

     Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Warnaco would have the power to indemnify such persons against such liabilities under the provisions of such sections. Warnaco has purchased such insurance. Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Item 16. Exhibits.

       2.1     -    Agreement and Plan of Merger dated as of September 25,
                    1997, among The Warnaco Group, Inc., WAC Acquisition
                    Corporation and Designer Holdings Ltd.
       2.2     -    Stock Exchange Agreement dated as of September 25, 1997,
                    among The Warnaco Group, Inc., New Rio, L.L.C., and the
                    members of New Rio, L.L.C. signatory thereto.
       5.1     -    Opinion of Simpson Thacher & Bartlett as to the validity
                    of the Common Stock.
      23.1     -    Consent of Price Waterhouse LLP.
      23.2     -    Consent of Ernst & Young, LLP.
      23.3     -    Consent of Simpson Thacher & Bartlett (included in
                    Exhibit 5.1).

Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected on the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 2, 1997.
                                           THE WARNACO GROUP, INC.

                                           By: /s/ Linda J. Wachner
                                                Linda J. Wachner
                                                Chairman of the Board, President
                                                and Chief Executive Officer


     The registrant and each person whose signature appears below constitutes and appoints Linda J. Wachner, William S. Finkelstein and Stanley P. Silverstein, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                      Date

/s/Linda J. Wachner         Chairman of the Board,           December 2, 1997
Linda J. Wachner            President and Chief Executive
                            Officer (Principal Executive
                            Officer)

/s/William S. Finkelstein   Senior Vice President and        December 2, 1997
William S. Finkelstein      Chief Financial Officer
                            (Principal Financial Officer
                            and Principal Accounting
                            Officer)

/s/Joseph A. Califano, Jr.  Director                         December 2, 1997
Joseph A. Califano, Jr.

/s/Joseph H. Flom           Director                         December 2, 1997
Joseph H. Flom

/s/Andrew G. Galef          Director                         December 2, 1997
Andrew G. Galef

/s/Walter F. Loeb           Director                         December 2, 1997
Walter F. Loeb

/s/Stewart A. Resnick       Director                         December 2, 1997
Stewart A. Resnick

/s/James R. Jones           Director                         December 2, 1997
James R. Jones

                               INDEX TO EXHIBITS

                                                                Sequentially
                                                                  Numbered
Exhibit                                                             Pages
 Number                 Description of Exhibits

2.1  -    Agreement and Plan of Merger dated as of September
          25, 1997, among The Warnaco Group, Inc., WAC
          Acquisition Corporation and Designer Holdings Ltd. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of The Warnaco Group, Inc. filed on October 3, 1997).

2.2  -    Stock Exchange Agreement dated as of September 25,
          1997, among The Warnaco Group, Inc., New Rio, L.L.C., and the members of New Rio, L.L.C. signatory thereto. (incorporated by reference to Exhibit 2.2 of the Current Report on Form 8-K of The Warnaco Group, Inc. filed on October 3, 1997).

5.1  -    Opinion of Simpson Thacher & Bartlett as to the            19
          validity of the Common Stock.

23.1 -    Consent of Price Waterhouse, LLP                           21

23.2 -    Consent of Ernst & Young LLP                               22

23.3 -    Consent of Simpson Thacher & Bartlett (included in
          Exhibit 5.1)